UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  January 8, 2018

Acorda Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-50513	13-3831168
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

	420 Saw Mill River Road, Ardsley, NY	10502
	(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (914) 347-4300

Not Applicable

Former name or former address, if changed since last report

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02Results of Operations and Financial Condition

On January 8, 2018, Acorda Therapeutics, Inc. (“Company”) issued a press release announcing certain financial information for the fourth quarter of 2017 as well as for the 2017 full year, including that Ampyra (dalfampridine) Extended Release Tablets, 10 mg unaudited net sales for the fourth quarter of 2017 were $166 million, and that Ampyra full year unaudited net sales for 2017 were $542 million. Final results are subject to completion of the Company’s year-end audit. The Company provided 2018 guidance for Ampyra net sales of $330-$350 million, research and development (R&D) expense of $100-$110 million, and sales, general and administrative (SG&A) expense of $170-$180 million. The Company expects to maintain exclusivity of Ampyra at least through July 30, 2018. The Ampyra 2018 net sales guidance is subject to change based on the appellate court’s decision in the Company’s Ampyra patent litigation. R&D and SG&A expense guidance are non-GAAP projections which exclude share-based compensation, as more fully described below.

The Company also announced that it is providing a corporate overview on Wednesday, January 10 at the 36th Annual J.P. Morgan Healthcare Conference.

A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K, and incorporated by reference into this Item.

This report and Exhibit 99.1 include certain forward-looking financial measures that were not prepared in accordance with accounting principles generally accepted in the United States (GAAP). In particular, the Company has provided 2018 expense guidance for R&D and SG&A on a non-GAAP basis. Due to the forward looking nature of this information, the amount of compensation charges and benefits needed to reconcile these measures to the most directly comparable GAAP financial measures is dependent on future changes in the market price of our common stock and is not available at this time. Non-GAAP financial measures are not an alternative for financial measures prepared in accordance with GAAP. However, the Company believes the presentation of these non-GAAP financial measures, when viewed in conjunction with our GAAP results, provide investors with a more meaningful understanding of our ongoing and projected operating performance. The Company believes these non-GAAP financial measures help indicate underlying trends in the Company's business and are important in understanding projected operating performance. Also, management uses these non-GAAP financial measures to establish budgets and operational goals, and to manage the Company's business and to evaluate its performance.

Item 8.01Other Events

The information set forth in Item 2.02 above is incorporated by reference into this Item.

Item 9.01Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
99.1	Press Release dated January 8, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Acorda Therapeutics, Inc.

January 8, 2018	By:	/s/ David Lawrence
Name: David Lawrence
Title: Chief, Business Operations and Principal Accounting Officer